EXHIBIT 10.4

AMENDMENT NO. 2 TO THE 80% COINSURANCE TRUST AGREEMENT

This AMENDMENT NO. 2, dated as of March 31, 2016 (the “Amendment”), to the 80% Coinsurance Trust Agreement, dated March 29, 2010 (the “Agreement”), among Prime Reinsurance Company, Inc., a special purpose financial insurance company organized under Section 6048f of Title 8 of the Vermont Statutes Annotated (the “Grantor”), Pecan Re Inc., a special purpose financial insurance company organized under Section 6048f of Title 8 of the Vermont Statutes Annotated (the “Replacement Grantor”), Primerica Life Insurance Company, a Massachusetts-domiciled stock life insurance company (the “Beneficiary”), and The Bank of New York Mellon, a banking corporation with trust powers organized and existing under the laws of the State of New York (the “Trustee”) (the Grantor, the Beneficiary, the Replacement Grantor and the Trustee are hereinafter each sometimes referred to individually as a “Party” and collectively as the “Parties”).

WITNESSETH:

WHEREAS, the Grantor, the Beneficiary and the Trustee have entered into the Agreement on the terms and subject to the conditions set forth therein; and

WHEREAS, the Grantor, the Replacement Grantor, the Beneficiary and the Trustee now desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions.

Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings set forth in the Agreement.

2.	Amendments to Trust Agreement.

The Agreement is hereby amended as follows:

(i)

Grantor shall hereby cease to be the Grantor under the Agreement and all references to the Grantor shall be deleted and replaced in their entirety by references to the Replacement Grantor, and the Replacement Grantor shall assume all of the right, powers, duties and obligations of the Grantor under the Agreement as if originally named as Grantor under the Agreement.

3.	Representations and Warranties.

The Grantor, the Replacement Grantor, the Beneficiary and the Trustee each hereby represents and warrants with respect to itself as of the date of this Amendment, that:

(i)

It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Amendment and to perform its obligations hereunder; and

(ii)

This Amendment has been duly authorized, executed and delivered by it, constitutes a valid and legally binding obligation of it, enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on it prohibits its execution or performance of this Amendment.

4.	Governing Law.

This Amendment shall be subject to and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.  Each party hereto hereby waives trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of or related to this agreement or the relationship established hereunder.  This provision is a material inducement for the parties to enter into this Amendment.  Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum.  The establishment and maintenance of the Trust Account, and all interests, duties and obligations with respect thereto, shall be governed by the laws of the Commonwealth of Massachusetts.

5.	Successors and Assigns.

The provisions of this Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

6.Ratification.

Except as expressly modified hereby, all of the terms of the Agreement shall remain in full force and effect.

7.Severability.

In the event that any provision of this Amendment shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Amendment.

8.	Headings.

The headings of the Sections have been inserted for convenience of reference only and shall not be deemed to constitute a part of this Amendment.

9.	Counterparts.

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but all of such counterparts together shall constitute but one and the same Amendment. The parties may sign and deliver this Amendment by electronic transmission, including PDF.  All the parties agree that the delivery of the Amendment by electronic transmission shall have the same force and effect as delivery of original signatures and that each party may use such electronic signatures as evidence of the execution and delivery of this Amendment by both parties to the same extent that an original signature could be used.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

PRIME REINSURANCE COMPANY, INC.,

as Grantor

By:	/s/ Reza Shah
Name:	Reza Shah
Title:	CEO

PECAN RE INC.,

as Replacement Grantor

By:	/s/ Brian Lo
Name:	Brian Lo
Title:	President

By:	/s/ John Gribbon
Name:	John Gribbon
Title:	Sr. Vice President & CFO

PRIMERICA LIFE INSURANCE COMPANY,

as Beneficiary

By:	/s/ Dan Settle
Name:	Dan Settle
Title:	Executive Vice President

[Signature Page to Amendment No. 2 to the 80% Coinsurance Trust Agreement]

THE BANK OF NEW YORK MELLON,

as Trustee

By:	/s/ Ignazio Tamburello
Name:	Ignazio Tamburello
Title:	Vice President

[Signature Page to Amendment No. 2 to the 80% Coinsurance Trust Agreement]